UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 5, 2014

COMMONWEALTH REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

Two North Riverside Plaza, Suite 600, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 646-2800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Company’s 2014 annual meeting of shareholders, or any adjournment thereof (the “Annual Meeting”), the Company’s shareholders will be asked to vote on, among other things, a proposal to amend the Company’s declaration of trust to declassify the Board of Trustees (the “Board”) and provide for the annual election of trustees (the “Declassifying Proposal”).  The Company’s Board is currently divided into three groups, with each group of trustees serving a staggered term, so that the term of only one class expires at each annual meeting of shareholders and each class is elected to a three-year term.   Therefore, solely to effectuate the declassification of the Company’s Board at the Annual Meeting, on June 5, 2014, each of Sam Zell, David Helfand, Peter Linneman, James L. Lozier, Jr. and Kenneth Shea delivered to the Board their respective resignations as trustee effective immediately prior to the vote on the election of trustees at the Annual Meeting.  These trustees constitute the trustees whose terms do not expire at the Annual Meeting, and they each have agreed to stand for re-election to a one year term.

As a result, if the Declassifying Proposal is approved at the Annual Meeting, these trustees, together with the two trustees whose terms are expiring at the Annual Meeting and nominees to fill four newly created vacancies on the Board, each will stand for election or re-election, as the case may be, at the Annual Meeting for one year terms.  If the Declassifying Proposal is not approved, these trustees will stand for reelection to the Board term from which they resigned.  In this case, in accordance with the Company’s Amended and Restated Bylaws (the “Amended and Restated Bylaws”) described below, each of the trustees expects to resign and stand for reelection at each subsequent annual meeting to the extent their terms would not otherwise then expire, thereby accomplishing the same effect of the Declassifying Proposal.

The trustees currently serve on the following committees of the Board: Mr.  Linneman serves on the Audit Committee, Messrs. Lozier and Shea serve on the Compensation Committee and Messrs. Linneman, Lozier and Shea serve on the Nominating and Corporate Governance Committee.

Also on June 5, 2014, the Company’s Compensation Committee approved interim annual base salaries for each of our executive officers as follows: David Helfand, our President, Chief Executive Officer and interim Chief Financial Officer, $600,000; David S. Weinberg, our Executive Vice President and Chief Operating Officer, $450,000; and Orrin S. Shifrin, our Executive Vice President, General Counsel and Secretary, $450,000.  The Compensation Committee is currently evaluating the Company’s executive compensation program, and with the assistance of an executive compensation consultant, will propose a new program to the Board, which may include revised annual base salaries for the Company’s executive officers.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 5, 2014, the Board approved the Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”) to replace the Company’s prior bylaws (the “Prior Bylaws”).  The Board adopted the Amended and Restated Bylaws to, among other things, implement customary, market-based provisions consistent with other public REITs, reflect the Company’s transition to an internally managed company and to more closely align the Company’s governing documents with Maryland law.

Although the Amended and Restated Bylaws became effective on June 5, 2014, they contain certain provisions that will not become effective by their terms until the anticipated amendment and restatement of the Company’s declaration of trust (the “Charter”) following the Annual Meeting, at which shareholders will be asked to approve certain Charter amendments (the “Charter Amendments”) reflected in an amended and restated Charter.  The Amended and Restated Bylaws therefore include currently effective amendments to the Prior Bylaws and certain amendments with delayed effectiveness that are intended to conform the Amended and Restated Bylaws to the Charter Amendments.  The currently effective amendments include amendments to the Prior Bylaws to, among other things:

•                  Eliminate the “opt-in” to the Maryland Unsolicited Takeovers Act, which was included in the Prior Bylaws;

•                  Require that trustees who fail to receive the required number of votes in an election of trustees resign as trustees and the Corporate Governance Committee then recommend whether to accept any such resignation, whereas the Bylaws did not previously contain a trustee resignation procedure;

•                  Require that each incumbent trustee whose term is not expiring at an annual meeting tender his or her resignation to the Board for consideration, thereby accomplishing the same effect as a declassified board with annual terms;

•                  Require that the Board have not fewer than three nor more than 12 members (subject to increase to a maximum of 13 members following the Charter Amendments, as described below), rather than an unlimited number that may be set by the Board;

•                  Provide that all shareholders of record are entitled to nominate trustees, rather than limiting nominations solely to shareholders holding $2,000 or more in market value or 1% or more of the Company’s common shares;

•                  Require (i) the approval of only 10% of outstanding common shares to call a special meeting of shareholders, rather than a majority of outstanding common shares, (ii) that shareholder requests for a meeting be received within 60 rather than 30 days following the request for a record date, and (iii) that such meeting be held within 90 rather than 60 days after the record date;

•                  Require no less than 10 nor more than 90 days’ notice for shareholder meetings, rather than containing no minimum or maximum notice periods;

•                  Require that record dates for shareholder meetings be no less than 10 nor more than 90 days before the shareholder meeting and record dates for dividends be no more than 90 days before the dividend date, whereas the Prior Bylaws did not previously set such record date requirements;

•      Simplify the advance notice provisions for shareholder nominations and proposals;

•                  Eliminate the detailed procedures in the Prior Bylaws for setting record dates to determine the shareholders entitled to act by written consent, the validity of and information requirements with respect to written consents and the appointment of inspectors of written consents;

•                  Prohibit the Company from voting any shares it holds and permit the Board to adopt procedures by which non-record holders may vote shares in place of record holders, whereas the Bylaws did not previously address these matters;

•                  Eliminate the requirement that the Company have at least two “Managing Trustees” (which are trustees that are employees or affiliates of the Company’s external advisor), eliminate “Managing Trustees” and “Independent Trustees” (which are trustees not affiliated with Company’s external advisor) as separate categories of trustees, with trustee independence being determined on a case-by-case basis by the Board, and remove specific trustee qualifications other than to be an individual at least 21 years old and not under legal disability;

•                  Provide general responsibilities for additional executive officers of the Company;

•      Eliminate provisions obligating shareholders to take action and cooperate with the Company to facilitate the Company’s compliance with regulatory requirements that are triggered by such shareholder’s ownership or actions;

•                  Provide that the Board may set aside a reserve fund prior to payment of distributions to shareholders; and

•                  Prohibit the Company from engaging in a transaction with any entity in which a trustee, officer or employee of the Company, or an affiliate thereof, owns more than a 1% interest, unless the transaction is approved by the Audit Committee of the Board and is fair and reasonable to the Company (the same standard expected to be implemented in the Charter by the Charter Amendments), whereas the Prior Bylaws only addressed related party transactions involving the Company’s trustees.

The amendments that become effective upon shareholder approval of the Charter Amendments include amendments to the Prior Bylaws to, among other things:

•                  Provide for a plurality voting standard in contested trustee elections, rather than requiring the approval of a majority of outstanding shares;

•                  Increase the maximum permitted number of trustees to 13;

•                  Eliminate the requirement that incumbent trustees tender their resignations prior to an annual meeting in which the trustees term would not otherwise expire (because the Charter Amendments include Board declassification);

•                  Include indemnification rights of present and former trustees or officers of the Company, whereas previously, the indemnification rights were included in the Charter;

•                  Delete the REIT-related ownership limitations with respect to the Company’s securities, as the Charter Amendments include the addition to the Charter of up-to-date and customary REIT ownership limitations consistent with the ownership limitations in the charters of other publicly traded REITs; and

•                  Permit the Board to hold the annual meeting of shareholders on a date and time each year to be set by the Board, rather than within six months after the end of the Company’s fiscal year;

•                  Permit the Chairman of the Board, the Chief Executive Officer, the President or a majority of the trustees to call a special meeting of shareholders (in addition to the shareholders, as noted above), instead of solely the Chief Executive Officer or a majority of the “Independent Trustees” (which are trustees not affiliated with Company’s external advisor);

•                  Delete the requirement that the quorum for a Board meeting include a majority of any specified group of trustees if applicable law, the declaration of trust or the bylaws require a majority vote or other percentage vote of such group for an action to be taken;

•                  Provide that a trustee elected to fill a vacancy will hold office until the next annual meeting of shareholders (as the Charter Amendments include declassification of the board), rather than holding office for the unexpired term of the former trustee; and

•                  Provide the Board increased flexibility to create committees that consist of one or more trustees, rather than being limited to three or more members, or, in the case of a standing committee, at least one trustee and two non-trustees.

Following the Annual Meeting, the Amended and Restated Bylaws will be restated to reflect that the effectiveness of the delayed amendments, based on the outcome of the shareholder votes on the Charter Amendments.  The foregoing description of the Amended and Restated Bylaws, and the amendments to the Prior Bylaws contained therein, is not complete and is subject to and qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated in this Item 5.03 by reference.

Item 9.01.     Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  The following exhibits are filed as part of this report:

Exhibit Number	Description

3.1	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH REIT
By:	/s/ Orrin Shifrin
Name:	Orrin Shifrin
Title:	General Counsel and Secretary

Date: June 10, 2014